Exhibit (e)(2)

            , 2014

Legg Mason Investor Services, LLC

c/o Legg Mason, Inc.

100 International Drive

Baltimore, Maryland 21202

Re:	Distribution Agreement dated as of June 1, 2011

Ladies and Gentlemen:

Reference is made to the Distribution Agreement, dated as of June 1, 2011 (as amended to date, the “Agreement”), by and between Legg Mason Investor Services, LLC and Legg Mason Partners Income Trust, a Maryland statutory trust (the “Trust”).

Please be advised that the Trust has established a new series of shares to be known as Western Asset Ultra Short Obligations Fund. Please sign below to confirm your agreement that, effective as of the date provided below, Appendix A to the Agreement is hereby replaced in its entirety with the attached Exhibit A, and that the Agreement as so amended remains in full force and effect.

LEGG MASON PARTNERS INCOME TRUST

By:
Name: Kenneth D. Fuller
Title: President

Consented and Agreed to:

LEGG MASON INVESTOR SERVICES, LLC

By:
Name:
Title:

Effective Date:             , 2014

Appendix A

As of             , 2014

Western Asset Adjustable Rate Income Fund

Western Asset California Municipals Fund

Western Asset Corporate Bond Fund

Western Asset Emerging Markets Debt Fund

Western Asset Global High Yield Bond Fund

Western Asset Global Strategic Income Fund

Western Asset Intermediate Maturity California Municipals Fund

Western Asset Intermediate Maturity New York Municipals Fund

Western Asset Intermediate-Term Municipals Fund

Western Asset Managed Municipals Fund

Western Asset Massachusetts Municipals Fund

Western Asset Mortgage Backed Securities Fund

Western Asset Municipal High Income Fund

Western Asset New Jersey Municipals Fund

Western Asset New York Municipals Fund

Western Asset Oregon Municipals Fund

Western Asset Pennsylvania Municipals Fund

Western Asset Short Duration High Income Fund

Western Asset Short Duration Municipal Income Fund

Western Asset Short-Term Bond Fund

Western Asset Short Term Yield Fund

Western Asset Ultra Short Obligations Fund

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